Exhibit 21.01

                       ALLIANCE SEMICONDUCTOR CORPORATION

                           Subsidiaries of Registrant


Name of Subsidiary                        Jurisdiction or State of Incorporation
------------------                        --------------------------------------
Nimbus Technology, Inc.                   California

Alliance Semiconductor International
     Corporation                          Cayman Islands

Alliance Semiconductor International
     Corporation                          Delaware